POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, REALTY CAPITAL INCOME FUNDS TRUST, is a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"); and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints jOHN H. GRADY and nICK RADESCA, and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, on behalf of the Trust and in his name, place and stead, and in his office and capacity in the Trust, to execute and file with the U.S. Securities and Exchange Commission (“Commission”) the registration statement on Form N-1A for the Trust (file Nos. 333-185734, 811-22785) and any and all amendments to such registration statement, execute and file any request for exemptive relief from state and federal regulations, execute and file any Rule 24f-2 notices to register shares of the Trust with the Commission, execute and file any registration statement on Form N-14 with the Commission and any and all amendments thereto, and perform any and all such acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of the United States or any individual state, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as each might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 11th day of April, 2013.

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Trustee